Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,986	$ 4,161	$ 6,147	$ 2,158	$ 3,975	$ 6,133
Undistributed Loss	(802)	(1,674)	(2,476)	(2,222)	(4,067)	(6,289)

Income (Loss) from Continuing Operations	$ 1,184	$ 2,487	$ 3,671	$ (64)	$ (92)	$ (156)

Average Basic Shares Outstanding	12,395	25,892	38,287	13,483	24,682	38,165

Basic Earnings Per Share from Continuing Operations	$0.10	$0.10		($0.00)	($0.00)

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,009	$ 4,202	$ 6,211	$ 2,174	$ 3,976	$ 6,150
Undistributed Loss	(830)	(1,710)	(2,540)	(2,240)	(4,066)	(6,306)

Income (Loss) from Continuing Operations	$ 1,179	$ 2,492	$ 3,671	$ (66)	$ (90)	$ (156)

Average Diluted Shares Outstanding	12,715	26,200	38,915	13,609	24,699	38,308

Diluted Earnings Per Share from Continuing Operations	$0.09	$0.10		($0.00)	($0.00)

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income (Loss) from Continuing Operations Used for Basic EPS Calculation	$ 1,184	$ 2,487	$ 3,671	$ (64)	$ (92)	$ (156)

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	39	39	--	--	--
Performance share awards	23	2	25	16	1	17

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(28)	(36)	(64)	(18)	1	(17)

Income (Loss) from Continuing Operations Used for Diluted EPS Calculation	$ 1,179	$ 2,492	$ 3,671	$ (66)	$ (90)	$ (156)

Average Shares Outstanding for Basic EPS Calculation	12,395	25,892	38,287	13,483	24,682	38,165

Dilutive Effect of Average Outstanding:
Stock options	--	245	245	--	--	--
Performance share awards	147	15	162	103	8	111
Restricted share units	173	48	221	23	9	32

Average Shares Outstanding for Diluted EPS Calculation	12,715	26,200	38,915	13,609	24,699	38,308

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	September 30, 2006	September 30, 2005

Basic:
Class A	$ --	($0.18)
Class B	$ --	($0.18)
Diluted:
Class A	$ --	($0.18)
Class B	$ --	($0.18)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	September 30, 2006	September 30, 2005

Basic:
Class A	$ --	$0.01
Class B	$ --	$0.01
Diluted:
Class A	$ --	$0.01
Class B	$ --	$0.01

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)			(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended			Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	September 30, 2006			September 30, 2005
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings (Loss) Per Share:
Dividends Declared	$ 1,986	$ 4,161	$ 6,147	$ 2,158	$ 3,975	$ 6,133
Undistributed Loss	(802)	(1,674)	(2,476)	(4,485)	(8,211)	(12,696)

Net Income (Loss)	$ 1,184	$ 2,487	$ 3,671	$ (2,327)	$ (4,236)	$ (6,563)

Average Basic Shares Outstanding	12,395	25,892	38,287	13,483	24,682	38,165

Basic Earnings (Loss) Per Share	$0.10	$0.10		($0.17)	($0.17)

Diluted Earnings (Loss) Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,009	$ 4,202	$ 6,211	$ 2,174	$ 3,976	$ 6,150
Undistributed Loss	(830)	(1,710)	(2,540)	(4,516)	(8,197)	(12,713)

Net Income (Loss)	$ 1,179	$ 2,492	$ 3,671	$ (2,342)	$ (4,221)	$ (6,563)

Average Diluted Shares Outstanding	12,715	26,200	38,915	13,609	24,699	38,308

Diluted Earnings (Loss) Per Share	$0.09	$0.10		($0.17)	($0.17)

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, 102,000 out of 1,589,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,141,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.